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                                                                    EXHIBIT 23.4

             [LETTERHEAD OF NETHERLAND, SEWELL & ASSOCIATES, INC.]

               CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

     We hereby consent to the incorporation by reference in the Joint Proxy Statement of Southern Mineral Corporation, a Nevada corporation (the "Company") and PetroCorp. Incorporated, a Texas Corporation and the Registration Statement of Form S-4 of PetroCorp. Incorporated of the references to this firm and to its reports listed below for the Company's estimated domestic and Ecuador proved reserves contained therein.

1. Audit of domestic proved reserves estimates as of January 1, 1997 dated February 25, 1997.
2. Report of domestic proved reserves estimates as of January 1, 1998 dated February 16, 1998.
3. Report of domestic proved reserves estimates as of January 1, 1999 dated February 11, 1999.
4. Report of domestic and Ecuador proved reserves as of January 1, 2000 dated January 19, 2000.

                                          NETHERLAND, SEWELL & ASSOCIATES, INC.

                                             By: /s/ Danny D. Simmons
                                                 ------------------------------
                                                 Danny D. Simmons
                                                 Senior Vice President

Houston, Texas
January 26, 2001